Your Office™

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American Uranium Corporation

YOUR OFFICE USA
VIRTUAL OFFICE AGREEMENT

This Agreement is executed on this date and entered into in Denver, Colorado by and between Hahnenkamp Business Centers, Inc. dba Your Office USA and the client listed below (hereinafter referred to as "Client").

WITNESSETH:

1. For and in consideration of the payment of basic monthly service charges listed below and certain variable charges, and the performance of the covenants contained herein on the part of Client, YOUR OFFICE USA does hereby agree to provide office services of a type and quantity as selected by Client in the Services Configuration below.

Said monthly service charge shall be payable monthly in full and in advance on the first day of each month in lawful money of the United States at the office of YOUR OFFICE USA or to any agent designated in writing by YOUR OFFICE USA, without any deduction or offset and without receipt of an invoice or any other notice or demand. All variable charges billed are due and payable by the last day of the month following the services month. Client shall pay a late charge of ten percent (10%) per month on any amount that is due hereunder and has not been paid to YOUR OFFICE USA by the date due. YOUR OFFICE USA and Client agree that such late charges are fair and reasonable compensation for costs incurred by YOUR OFFICE USA where there is default in payment due under this Agreement. Notwithstanding payment of such late charge, Client shall not be excused from any default, nor shall there by any waiver of any default by Client under this Agreement.

Furthermore, if any payment due hereunder is not received within five (5) days after its due date, Client hereby authorizes YOUR OFFICE USA to charge any such past due amount including those late charges that have been incurred to a credit card provided for payment purposes.

The term of this agreement shall commence on the Commencement Date and continue on a month-to-month basis (complete month extensions) until cancelled in writing by either party. Client must provide written notice of intent to cancel prior to the first day of the terminating month.

If Your Office USA is unable to deliver the services to Client as of the beginning of the Term, Your Office USA shall not be liable for any resulting damage, except that Client will only be obligated to pay service charges hereunder as of the date that Client receives services.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

CLIENT INITIALS: RGR

2. So long as this Agreement remains in effect and provided there are no defaults thereof, YOUR OFFICE USA agrees to provide, during the business hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, holidays excepted, as part of the basic monthly service, some or all of the services listed below as selected by Client in the Services Configuration:

- Conference room usage as available, (including a one hour minimum with any excess billed per the then-current published rate schedule in fifteen-minute increments).
- Telephone line and local telephone number. (The telephone number remains the property of Your Office USA).
- Voice mail box- YOUR OFFICE USA provides a voice mail box free of charge. YOUR OFFICE USA will allow the Client the option to use an alternative voice mail system, however, the voice mail system must reside on the phone number to which calls are forwarded and it must be answered within three rings. YOUR OFFICE USA reserves the right to not use any voice mail systems that may delay the length of time necessary to complete the telephone transaction.
- Telephone answering services with an answer unit allowance not to exceed 200 calls per month (excess answer units billed per the then-current rate schedule).
- Reception service.
- Use of the Your Office USA business address.
- Building directory listing.
- Mail service for a single company name, not to exceed 200 mail parcels per month (excess mail parcels billed per the then-current rate schedule).
- Use of YOUR OFFICE USA's facsimile number (actual receipt and transmission charged at the then-current rate).

It is understood by Client that use of office and conference room time are on a first-come, first-served reservation basis, and YOUR OFFICE USA does not guarantee the availability of office and conference room time. Any conference room time allowance listed below not utilized in one month may not be carried forward for use in succeeding months. Additionally, reservations not cancelled 24 hours prior to usage will be charged to Client or against Client's allowance.

It is understood by Client that if a mailbox is utilized and if the amount of mail parcels consistently exceeds the capacity of Client's mailbox, client will be upgraded to a larger mailbox and the monthly fee for mail service shall be adjusted to the then current rate for the larger mailbox.

3. It is specifically understood by Client that the use of the Your Office USA business address shall be only for the purpose of a business address. In addition, Client understands that in the event Client terminates the use of this address, it will be Client's responsibility to notify all parties of its termination of the use of the address. All address and forwarding charges will remain in effect so long as mail continues to arrive at this address. In the event that any or all charges are not kept current, it is understood that YOUR OFFICE USA will terminate Client's right to use this address and that all mail will be returned to sender.

CLIENT INITIALS Ral

Your Office™
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4. In addition, YOUR OFFICE USA agrees to make available those additional services, and at those rates, published in the Administrative/Office Service Price List. Prices for additional services are subject to change without notice.

5. YOUR OFFICE USA shall not be liable for any damage for failure to furnish such services as specified above, nor shall YOUR OFFICE USA be liable for any damage or for consequential damages of any type, nor shall YOUR OFFICE USA be liable under any circumstances for loss or injury to persons or property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing or any other service. The Parties acknowledge that due to the imperfect nature of both oral and written communication, YOUR OFFICE USA shall not be responsible for damages which may result from the failure of YOUR OFFICE USA to furnish any utility or service, including but not limited to the service of conveying messages, communications and other services required under this Agreement or agreed to by YOUR OFFICE USA. Your Office USA shall not be liable for the loss of any cash funds received by Your Office USA employees as payment to the Customer by clients of the Customer.

6. If you choose to have your phone number included in the White Pages telephone directory and directory assistance, you understand that it is your responsibility to request this service of the vendors and to monitor the progress of the request. Your Office will not be liable for omissions by the vendors. The telephone number remains the property of Your Office USA.

7. In the event Client hereto should institute any suit against Your Office USA for the violation of any of the covenants or conditions of this Agreement, or should Your Office USA intervene in any action or proceeding wherein Client is a party in order to enforce or protect Your Office USA's interest or rights hereunder, and in the event that Your Office USA should prevail in any such suit, action or proceeding, Client agrees to pay to Your Office USA reasonable attorneys' fees to be determined by the court and taxed as a part of the costs therein. Client agrees that any such suit against Your Office USA shall be filed in the City of Denver, in the State of Colorado, and in the Country of the United States of America.

8. The Rules and Regulations of the building management at 600 17th Street, Suite 2800 South, Denver, CO 80202-5428 are expressly made a part of this Agreement by reference, and Client hereby expressly covenants and agrees to abide by all of said Rules and Regulations, as well as such reasonable modifications thereof as may be hereafter adopted. YOUR OFFICE USA shall have no responsibility to Client for the violation or non-performance by any other Client of said building of any of said Rules and Regulations.

9. All notices hereunder shall be in writing.

Notices to Client shall be deemed to be duly given if personally delivered to Client or mailed by registered mail, postage prepaid, addressed to Client at the address identified by Client below.

Notice to YOUR OFFICE USA shall be deemed to be duly given if mailed, postage prepaid, to its offices at:

YOUR OFFICE USA
600 17th Street, Suite 2800 South
Denver, CO 80202-5428

CLIENT INITIALS RAR

10. All terms, covenants and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of YOUR OFFICE USA and the successors and assigns of Client to the same extent as said terms, covenants, and conditions inure to the benefit of and are binding upon YOUR OFFICE USA and Client respectively.

11. It is agreed that upon the execution of this Agreement, Client shall deposit with YOUR OFFICE USA or its agent a non-refundable Services Retainer, in an amount equal to one month of services as defined in the Services Configuration below which also shall serve as security for the full and faithful performance of each and every term, condition, covenant, and provision of this Agreement on Client's part to be performed. In the event Client defaults in the performance of any of the terms hereof, YOUR OFFICE USA may use, apply or retain all, or any part, of such Retainer for the payment of any monthly service charge or any other payment to be made by Client hereunder which is in default or of any other sum which YOUR OFFICE USA may spend or be required to spend by reason of Client's default. If Client shall, at the end of the term hereof, have fully and faithfully complied with all of the terms and provisions of this Agreement, the Services Retainer shall be used to provide an additional three months of mail forwarding and telephone call forwarding to a recorded message which will announce Client's new contact information. In addition, Client agrees that if its use of variable services averages, for any two consecutive months, an amount that exceeds the Services Retainer, YOUR OFFICE USA shall reserve the right to request, and Client agrees to pay, an increase in said Retainer so as not to be less than two times the average monthly variable charges. YOUR OFFICE USA reserves the right to refuse to provide services, if by providing those services the company's expenses shall exceed the amount of the Retainer.

12. All rights and remedies of YOUR OFFICE USA herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

(a) If any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against the Client, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare the Client insolvent or unable to pay the Client's debts, and in the case of involuntary petition or proceeding, the petition or proceeding is not dismissed within thirty days from the date it is filed, YOUR OFFICE USA may elect, but is not required and with or without notice of such election, and with or without other action by YOUR OFFICE USA, to forthwith terminate this Agreement, and notwithstanding any other provision of this Agreement, YOUR OFFICE USA shall forthwith upon such termination be entitled to recover damages in an amount equal to the then-present value of the monthly service charge specified in paragraph 1 of this Agreement for the remainder of the stated term hereof.

(b) If the Client defaults in the payment of the monthly service charge, if the Client does not cure the default within five (5) days after demand for payment of such service charge, or if the Client defaults in the prompt and full performance of any other provision of this Agreement, then YOUR OFFICE USA may terminate this Agreement and the Client's right to use of services.

13. Client hereby acknowledges that all employees of YOUR OFFICE USA who perform for Client under this Agreement or other service agreements are in fact employees of YOUR OFFICE USA. Client understands and acknowledges that YOUR OFFICE USA expends considerable effort and expense in obtaining employees for the business as conducted by YOUR OFFICE USA and that as a material inducement to YOUR OFFICE USA to enter into this Agreement, Client, including its principals, and any

affiliate companies, agrees that during the term of this Agreement and within one (1) year of the termination of this Agreement, neither Client nor any of its employees will hire any person who is employed by YOUR OFFICE USA. In the event that Client shall breach any obligation of Client contained in this paragraph, Client shall be liable to YOUR OFFICE USA for, and shall pay to, YOUR OFFICE USA on demand, damages in the sum of $10,000.00 for each employee with respect to whom such breach shall occur, it being mutually agreed that the actual damages which would be sustained by YOUR OFFICE USA as the result of any such breach would be, from the nature of the case, impracticable or extremely difficult to fix and that the aforesaid liquidated damage amount is fair and reasonable. As used herein the terms "hire" and/or "attempt to hire" shall include that situation wherein the employee of YOUR OFFICE USA is paid by the Client on any type of an independent contractor basis for work performed at the direction, or on behalf of, the Client.

14. If any damage shall occur, whether to the YOUR OFFICE USA business center or to the building, or any part thereof, or whether to other Clients in the building, resulting from any act or neglect of the Client or of Client's guests, agents or employees, YOUR OFFICE USA may, at YOUR OFFICE USA's option, repair such damage and the Client shall, upon demand by YOUR OFFICE USA, reimburse YOUR OFFICE USA forthwith for the total cost of such repairs. Neither YOUR OFFICE USA nor the Client shall be liable for any damage caused by its act or neglect if YOUR OFFICE USA or the Client or any other Client has recovered the full amount of the damages from insurance. All property belonging to the Client or any occupant in the building shall be at the risk of the Client and such other person only and YOUR OFFICE USA shall not be liable for damages thereto or theft or misappropriation thereof.

15. The Client shall use the YOUR OFFICE USA business center for the business purposes specified by Client below. Client shall not use the YOUR OFFICE USA Center for any other purposes without the written consent of YOUR OFFICE USA.

16. If the YOUR OFFICE USA business center is made substantially unusable by fire or other casualty not due to the negligence of Client, YOUR OFFICE USA shall repair, restore, or rehabilitate or cause to be repaired, restored, or rehabilitated the YOUR OFFICE USA Center within thirty (30) days or within such longer period of time as may be required because of strikes, inability to obtain materials, or equipment, or some other cause beyond reasonable control. Monthly service charges shall be abated on a per diem basis while the YOUR OFFICE USA Center is unusable. In cases not due to an act of neglect of Client, if YOUR OFFICE USA does not substantially complete the work within the foregoing period, Client may terminate this Agreement as of the date of such fire or casualty by notice to YOUR OFFICE USA not later than twenty-five (25) days after the expiration of such period. In the event of termination of this Agreement pursuant to this paragraph, monthly service charges shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

17. (a) Time is of the essence of this Agreement.

(b) No waiver of any default of the Client hereunder shall be implied from any omission by YOUR OFFICE USA to take any action on account of such default, if such persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

(c) This instrument becomes effective as an Agreement upon submission by Client and subsequent approval by YOUR OFFICE USA. Approval by YOUR OFFICE USA shall be provided in the form

of a document containing these terms and conditions, the Services Configuration specified by Client, and the signature of an officer of YOUR OFFICE USA.

Office Rules and Regulations

1. The client, employees of the client, and guests will conduct themselves in a business-like manner. This includes keeping noise to a level so as not to interfere with or annoy other tenants, and abiding by the company 's directives regarding security, keys, and other such matters common to all occupants.

2. The client and employees of the client are to wear proper business attire at all times specifically defined as a minimum of business casual. This policy is maintained for the purpose of upholding the professional atmosphere many clients necessitate.

3. The client will not affix anything to the windows, walls, or any other part of the premises or make alterations or additions to the premises without the prior consent of the company.

4. The client using public areas can only do so with the consent of the company, and those areas must be kept neat and orderly at all times.

5. All corridors, halls, elevators, and stairways shall not be obstructed by the client or used for any purpose other than passage.

6. No advertisements, identifying signs, or other notices shall be inscribed, painted or affixed on any part of the corridors, doors or public areas.

7. The client may not conduct business in the hallways, reception area, or any other areas, except in their designated offices or conference rooms without written consent of the company.

8. Children are not permitted in the common areas of the facility, including but not limited to the conference room and reception area.

9. The client will not bring any animals into the building.

10. The client will not use the premises for sleeping or for any immoral or illegal purposes.

11. Canvassing, soliciting, and peddling within the building are prohibited, and Clients shall not solicit other tenants for any business or other purpose without prior approval of YOUR OFFICE USA.

12. Client shall not remove furniture, fixtures, or decorative material from offices.

13. Client shall, before leaving their office unattended for an extended period of time, close and securely lock all doors and shut off all lights and other electrical equipment. Client shall pay for any damage resulting from failure to do so.

14. All property belonging to any client or employee, agent or invitee of Client shall be at the risk of such person only, anc YOUR OFFICE USA shall not be liable for damages thereto or for theft or misappropriation thereof.

15. Open flames and smoking of any type are prohibited within the building.

16. Client may not create any odors from scented candles, cooking, etc.

17. YOUR OFFICE USA reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, and cleanliness of the offices. YOUR OFFICE USA shall have no responsibility to Client for the violation or non-performance by any other tenant of any of the Rules and Regulations but shall use reasonable efforts to uniformly enforce all Rules and Regulations.

600 17th Street, Suite 2800 South
Denver, CO 80202-5428
303-260-6400

CLIENT INITIALS LAR